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                                EXHIBIT 99.11

                           Stock Issuance Agreement

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                          CORAM HEALTHCARE CORPORATION
                            STOCK ISSUANCE AGREEMENT


   AGREEMENT made as of this ___ day of ____________, 199__ by and between Coram Healthcare Corporation, a Delaware corporation (the "Corporation"), and ___________________________, a participant ("Participant") in the Corporation's 1994 Stock Option/Stock Issuance Plan (the "Plan").

I. PURCHASE OF SHARES

   A. PURCHASE. Participant hereby purchases, and the Corporation hereby sells to Participant, __________ shares of the Corporation's Common Stock ( the "Shares") at a purchase price of $_________ per share (the "Purchase Price") pursuant to the provisions of the Plan.

   B. PAYMENT. Concurrently with the execution of this Agreement, Participant shall deliver to the Secretary of the Corporation: (i) the aggregate Purchase Price payable for the Shares in cash or check payable to the Corporation's order and (ii) a duly-executed Assignment Separate from Certificate (in the form attached hereto as Exhibit I).

   C. DELIVERY OF CERTIFICATES. The certificates representing the purchased Shares shall be held in escrow by the Secretary of the Corporation as provided in Article IV.

   D. STOCKHOLDER RIGHTS. Until such time as the Corporation actually exercises its repurchase right under this Agreement, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the purchased Shares, including the Shares held in escrow under Article IV, subject, however, to the transfer restrictions of Article III.

   E. COMPLIANCE WITH LAW. Under no circumstances shall shares of the Corporation's Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless and until, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of the Federal and state securities laws, all applicable listing requirements of any securities exchange on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

II.  REPURCHASE RIGHT

   A. GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date





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Participant ceases for any reason to remain in Service, to repurchase at the
Purchase Price any or all of the Shares in which Participant has not acquired a vested interest in accordance with the vesting provisions of paragraph C of this Article II (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, Participant shall be deemed to remain in SERVICE for so long as Participant continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor. However, should Participant undertake a leave of absence for any reason, his or her Service shall be deemed to cease as of the commencement date of such leave, unless (i) continued vesting in the Shares during the period of such leave is specifically authorized by the Plan Administrator in writing and
(ii) Participant returns to active Service on or before the specified expiration date of such leave.

   B. EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares (as determined pursuant to paragraph D of Article III) prior to the expiration of the sixty (60)-day period specified in paragraph A of this Article II. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of the notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then the Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph C of Article IV or from the Owner as herein provided), pay to the Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased.

   C.  TERMINATION OF THE REPURCHASE RIGHT.

     1. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph B of this Article II.

     2. Participant shall acquire a vested interest in the Unvested Shares, and the Repurchase Right shall accordingly lapse with respect to those Shares, in accordance with the following schedule:

     (i) Participant shall vest in twenty-five percent (25%) of the Shares upon completion of one (1) year of continuous Service measured from _______________, 199__.

    (ii) Participant shall vest in the balance of the Shares in a series of thirty six (36) equal monthly installments upon the Participant's





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  completion of each successive month of Service within the thirty-six
  (36)-month period measured from the initial vesting date under subparagraph
  (i) above.

   (iii) In no event shall any additional Unvested Shares vest following the Participant's cessation of Service for any reason.

   D. FRACTIONAL SHARES. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share at the time of Participant's cessation of Service, then such fractional share shall be added to any fractional share in which Participant is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

   E. ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or other property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price payable under the Repurchase Right shall remain the same.

   F.  CORPORATE TRANSACTION.

     1. Upon the occurrence of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

     (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of any of the Corporation's subsidiary corporations) in complete liquidation or dissolution of the Corporation, or

   (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding





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  securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger,

     the Repurchase Right shall automatically terminate in its entirety, and Participant shall immediately acquire a vested interest in all the Unvested Shares, except to the extent the Repurchase Right is expressly assigned to the successor corporation (or its parent company) in connection with the Corporate Transaction.

     2. To the extent the Repurchase Right remains in effect following such Corporate Transaction, the Repurchase Right shall apply to the new securities or other property (including money paid other than as a regular cash dividend) issued in exchange for the Unvested Shares in consummation of the Corporate Transaction. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price payable under the Repurchase Right shall remain the same.

     3. Immediately upon Participant's cessation of Service by reason of an Involuntary Termination within eighteen (18) months after a Corporate Transaction in which the Corporation's Repurchase Right is assigned to the successor entity in accordance with paragraph F.1 of this Article II, all Unvested Shares at the time outstanding under the Issuance Agreement shall immediately vest and the Repurchase Right shall terminate in its entirety with respect to those Unvested Shares.

     For purposes of this Agreement, Participant shall be deemed to cease Service by reason of an INVOLUNTARY TERMINATION if such cessation of Service occurs:

     (i) upon Participant's dismissal or discharge by the Corporation for reasons other than Misconduct, or

    (ii) upon Participant's voluntary resignation following (A) a change in Participant's position with the Corporation which materially reduces Participant's level of responsibility, (B) a reduction in Participant's level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than five percent (5%) in the aggregate or (C) a relocation of Participant's place of employment by more than fifty (50) miles from Participant's place of employment immediately prior to the Corporate Transaction, provided and only if such change, reduction or relocation is effected by the Corporation without Participant's consent.

     For purposes of this Agreement, Participant's Service shall be deemed to have been terminated for MISCONDUCT if such termination occurs by reason of Participant's commission of any act of fraud, embezzlement or dishonesty, any unauthorized





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use or disclosure by Participant of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any parent or subsidiary may consider as grounds for the dismissal or discharge of Participant or any other individual in the Service of the Corporation.

III. TRANSFER RESTRICTIONS

   A. RESTRICTION ON TRANSFER. Participant shall not transfer, assign, encumber or otherwise dispose of any Unvested Shares subject to the Corporation's Repurchase Right under Article II. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Unvested Shares made to Participant's spouse or issue, including adopted children, or to a trust for the exclusive benefit of Participant or Participant's spouse or issue, (ii) a transfer of title to the Unvested Shares effected pursuant to Participant will or the laws of intestate succession following Participant's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Unvested Shares.

   B. RESTRICTIVE LEGENDS. The stock certificates for the Unvested Shares shall be endorsed with the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED ______________, 199__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

   C. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Unvested Shares are transferred by means of one of the permitted transfers specified in paragraph A of this Article III must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the Corporation's Repurchase Right to the same extent such Shares would be so subject if retained by Participant.





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   D.  DEFINITION OF OWNER.  For purposes of Articles II and IV of this
Agreement, the term "Owner" shall include Participant and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from Participant in accordance with paragraph A of this Article III.

IV.  ESCROW

   A. DEPOSIT. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this Article IV. Each deposited certificate shall be accompanied by a duly- executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Secretary of the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph C of this Article IV. Upon delivery of the certificates (or other assets and securities) to the Secretary of the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow.

   B. RECAPITALIZATION. All regular cash dividends on the Unvested Shares (or on any other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class effected without the Corporation's receipt of consideration or in the event of any reorganization of the Corporation (including, without limitation, a Corporate Transaction), any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Secretary of the Corporation to be held in escrow under this Article IV, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph A of this Article IV.

   C. RELEASE/SURRENDER. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

   1. Should the Corporation (or its assignees) elect to exercise the Repurchase Right under Article II with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities attributable thereto) shall be delivered to the Corporation concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness),





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of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

   2. As the interest of Participant in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article II, the certificates for such vested Shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

     a. The vested Shares (or other vested assets and securities) shall be released from escrow at semi-annual intervals, beginning one (1) year after the vesting commencement date set forth in paragraph C.2 of Article II.

     b. Upon Participant's cessation of Service, any escrowed Shares (or other assets or securities) in which Participant is at the time vested shall be promptly released from escrow.

     c. Upon any earlier termination of the Corporation's Repurchase Right in accordance with the applicable provisions of Article II, any Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully vested securities or other property.

V. SPECIAL TAX ELECTION

   A. SECTION 83(B) ELECTION. Participant shall be subject to income taxation with respect to the Unvested Shares in accordance with the applicable tax principles of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"). Participant accordingly understands that there will be no taxation of the Unvested Shares at the time of their purchase under this Agreement, but as the Corporation's Repurchase Right with respect to such Unvested Shares lapses in increments over Participant's period of Service, the excess of the fair market value of the Shares which vest on each such lapse date over the Purchase Price paid for such shares will be reportable as current ordinary income and will be subject to applicable tax withholding requirements. Participant understands, however, that he or she may elect under Code Section 83(b) to be taxed at the time the Unvested Shares are purchased under this Agreement, rather than when and as the Corporation's Repurchase Right lapses with respect to those Unvested Shares. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Unvested Shares purchased under this Agreement is at that time equal to the Purchase Price paid for such shares (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the





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future.  THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO.
PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY
(30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY PARTICIPANT AS THE CORPORATION'S REPURCHASE RIGHT LAPSES WITH RESPECT TO THE UNVESTED SHARES PURCHASED HEREUNDER.

   B. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF.

VI.  GENERAL PROVISIONS

   A.  ASSIGNMENT.  The Corporation may assign its Repurchase Right under
Article II to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

   B. DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

     (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   C. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the Service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Participant) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or





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Participant, which rights are hereby expressly reserved by each, to terminate
Participant's Service at any time for any reason whatsoever, with or without cause.

   D. NOTICES. Any notice required in connection with (i) the Repurchase Right or (ii) the disposition of any Unvested Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days prior written notice under this paragraph D to the other party to this Agreement.

   E. NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article II shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

   F. CANCELLATION OF SHARES. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Unvested Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Unvested Shares are to be repurchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.


VII. MISCELLANEOUS PROVISIONS

   A. PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the express provisions of this Agreement.

   B. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.





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   C.  GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws provisions.

   D. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

   E. COUNTERPARTS. This Agreement may be executed in one or more counterparts. Each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                 CORAM HEALTHCARE CORPORATION


                                 By: ______________________________________

                                 Title: ___________________________________


                                 Address:  4675 MacArthur Court
                                           Suite 1250
                                           Newport Beach, California  92660



                                 __________________________________________
                                                  PARTICIPANT

                                 Address: _________________________________

                                 __________________________________________





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                                   EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


                                  FOR VALUE RECEIVED ______________________
hereby sell(s), assign(s) and transfer(s) unto Coram Healthcare Corporation (the "Corporation"), ___________(_______) shares of the Common Stock of the Corporation standing in ___________________ name on the books of the Corporation represented by Certificate No. ___________________ herewith and do hereby irrevocably constitute and appoint __________ ____________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  ______________________

                                       Signature ____________________________





INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of Participant.





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                                   EXHIBIT II

                           SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:
         Address:
         Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ____________ shares of the common stock of Coram Healthcare Corporation.

(3)  The property was issued on _____________, 199__.

(4) The taxable year in which the election is being made is the calendar year 199__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. Such repurchase right will lapse in a series of annual and monthly installments over a four (4)-year period beginning on _____, 199__ and ending on ____________, 199__.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $____________ per share.

(7)      The amount paid for such property is $___________ per share.

(8) A copy of this statement was furnished to Coram Healthcare Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed as of: _______________________.


__________________________        ______________________________
Spouse (if any)                       Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns. The filing must be made within thirty (30) days after the execution date of the Stock Issuance Agreement and should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                EXHIBIT 99.12

         Addendum to Stock Issuance Agreement (Special Tax Elections)